Exhibit 8.2
March 19, 2018

IBEX Holdings Limited
Crawford House, 50 Cedar Avenue
Hamilton HM11, Bermuda

Ladies and Gentlemen:

In connection with the proposed public offering of up to 4,600,000 common shares (the “Common Shares”), par value $0.000111650536 per share, of IBEX Holdings Limited (the “Company”), pursuant to the registration statement on Form F-1, including any amendments or supplements thereto, under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission on February 23, 2018 (the “F-1 Registration Statement”), you have requested our opinion concerning the statements of United States federal income tax law made in the F-1 Registration Statement under the caption “U.S. Federal Income Tax Consequences.”

The facts, as we understand them, and upon which, with your permission, we rely in rendering the opinion herein, are set forth in the F-1 Registration Statement.  For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the F-1 Registration Statement.

In rendering our opinion, we have reviewed the F-1 Registration Statement and have examined such records, representations, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  In this examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies.  We have assumed that the agreements and other documents referred to above will be executed by the parties in the forms provided to and reviewed by us.  We have further assumed that all transactions relating to the Common Shares will be carried out in accordance with the terms of such agreements and documents.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder by the U.S. Department of Treasury (the “Regulations”), pertinent judicial authorities, rulings of the U.S. Internal Revenue Service, and such other authorities as we have considered relevant, in each case as in effect on the date hereof.  It should be noted that the Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, possibly with retroactive effect.  A material change in any of the materials or authorities upon on which our opinion is based could affect the conclusions set forth herein.  We assume no obligation to inform you of any such change.  There can be no assurance, moreover, that any opinion expressed herein will be accepted by the Internal Revenue Service, or if challenged, by a court.

Based on the foregoing, although the discussion in the F-1 Registration Statement under the heading “U.S. Federal Income Tax Consequences” does not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership and disposition of the Common Shares, we hereby confirm that the summary of the material United States federal tax consequences relating to the purchase, ownership, and disposition of the Common Shares set forth under such heading reflects our opinion as to such matters, subject to the assumptions, limitations and qualifications described in the F-1 Registration Statement under such heading.

We express no other opinion except as set forth above.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the F-1 Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the F-1 Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ DLA Piper LLP (US)